EXHIBIT 4.9

C L I F F O R D
C H A N C E
LIMITED LIABILITY PARTNERSHIP
                                                                  CONFORMED COPY


                                28 September 2000


                    RBS CARDS SECURITISATION FUNDING LIMITED
                             as Investor Beneficiary

                         THE ROYAL BANK OF SCOTLAND PLC
                     as Servicer and Transferor Beneficiary

                                       and
                                   RBS ADVANTA
                            as Transferor Beneficiary

                    ----------------------------------------
                        BENEFICIARIES SERVICING AGREEMENT
                               DATED 27 MARCH 2000
                             AS AMENDED AND RESTATED
                              ON 28 SEPTEMBER 2000
                    ----------------------------------------

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                                    CONTENTS

CLAUSE                                                                      PAGE

1.  Definitions And Interpretation.............................................2

2.  Acknowledgement; Appointment Of Servicer And Servicing Of Receivables......4

3.  Other Matters Relating To The Servicer And Any Co-Servicer.................8

4.  Servicer Defaults.........................................................12

5.  Miscellaneous Provisions..................................................17

Schedule 1  Form Of Monthly Servicer's Report.................................21

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THIS BENEFICIARIES SERVICING AGREEMENT is made as a deed the 27/th/ day of March
2000 in Jersey, Channel Islands and amended and restated on 28 September 2000 in Jersey, Channel Islands.

BETWEEN:

(1) RBS CARDS SECURITISATION FUNDING LIMITED a company incorporated in Jersey with registered number 76199 and having its registered office at Royal Bank House, 71 Bath Street, St. Helier, Jersey JE4 8PJ Channel Islands (as "INVESTOR BENEFICIARY" in respect of each Series and Investor Interest within the Receivables Trust); and

(2) THE ROYAL BANK OF SCOTLAND PLC, an institution authorised under the Banking Act 1987, acting through its business unit "RBS CARDS", having its principal place of business at 36 St. Andrew Square, Edinburgh EH2 2YB (in its capacities as "SERVICER" and "FIRST TRANSFEROR BENEFICIARY" of the Receivables Trust); and

(3) RBS ADVANTA, a company incorporated with unlimited liability in Scotland with registered number 157256 and having its registered office at 42 St Andrew Square, Edinburgh EH2 2YE (the "SECOND TRANSFEROR BENEFICIARY" and, together with the First Transferor Beneficiary, the "TRANSFEROR BENEFICIARIES").

WHEREAS:

(A) Following the assignment or, in respect of the Scottish Receivables the holding on trust of the Receivables arising on Designated Accounts to or for the Receivables Trustee, The Royal Bank of Scotland plc and RBS Advanta will continue to have contractual relationships with the Obligors on the terms set out in the Card Agreements and accordingly will continue to be grantors of credit in respect of both Existing Receivables and Future Receivables.

(B) Each Beneficiary will acquire an interest under the Receivables Trust by way of making payments to the Receivables Trustee, upon the terms and subject to the conditions of the Receivables Trust Deed and Trust Cash Management Agreement and any related Accession Notice and Supplement.

(C) The Servicer has agreed at the request of the Beneficiaries, upon the terms and subject to the conditions hereof, to act as servicer in connection with the Receivables which are comprised in the Trust Property of the Receivables Trust.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     Whenever used in this Agreement, the words and phrases defined in the Master Framework Agreement of even date herewith, as amended and restated on 28 September 2000 and signed by the parties hereto shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein (including the recitals hereto).

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1.2  OTHER DEFINITIONAL PROVISIONS

     1.2.1 All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     1.2.2 The agreements, representations and warranties of The Royal Bank of Scotland plc in this Agreement in each of its capacities as Transferor, Transferor Beneficiary and Servicer shall be deemed to be the agreements, representations and warranties of The Royal Bank of Scotland plc solely in each such capacity for so long as The Royal Bank of Scotland plc acts in each such capacity under this Agreement.

     1.2.3  (a)  Save where the context otherwise requires and notwithstanding the provisions of the Master Framework Agreement:

                 (i) all sums payable by the Investor Beneficiary to any other party pursuant hereto are inclusive of any VAT which is chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes and section 89 of the Value Added Tax Act 1994 shall not apply to affect the amount of such sums; and

                 (ii) all sums payable by the First Transferor Beneficiary or the Second Transferor Beneficiary (each party being a "PAYER") to any party (the "PAYEE") pursuant hereto are exclusive of any VAT which is chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes. Where the Payee makes a supply to any Payer for VAT purposes pursuant hereto and VAT is or becomes chargeable on such supply, the relevant Payer shall pay to the Payee (in addition to any other consideration for such supply) a sum equal to the amount of such VAT, such payment to be made no later than 2 Business Days before the last day (as notified to the Payer in writing by the Payee) on which the Payee can account to HM Customs & Excise for such VAT without incurring any interest or penalties.

            (b) Any reference herein to any fee, cost, disbursement, expense or liability incurred by any party and in respect of which such party is to be reimbursed (or indemnified) by any other person or the amount of which is to be taken into account in any calculation or computation shall, save where the context otherwise requires, include:

                 (i) where such party is the Investor Beneficiary, a reference to such part of such cost or expense as represents VAT; and

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                 (ii)  where such party is RBS Cards or RBS Advanta, a reference to such part of such cost or expense as represents VAT save to the extent that such party is entitled to obtain credit or repayment in respect of such VAT from HM
                       Customs & Excise.

            (c) Any reference herein to a party shall (where appropriate) be deemed, at any time when such party is treated as a member of a group for the purposes of section 43 of the Value Added Tax Act 1994, to include a reference to the representative member of such group.

2.   ACKNOWLEDGEMENT; APPOINTMENT OF SERVICER AND SERVICING OF RECEIVABLES

2.1 ACKNOWLEDGEMENT; ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER

     2.1.1 The parties hereby acknowledge that, following the assignment or, in respect of the Scottish Receivables, the holding on trust of the Receivables arising on Designated Accounts to or for the Receivables Trustee (as trustee for the Beneficiaries absolutely) (without notice to Obligors except following a Notification Event) pursuant to any Offer made and accepted in accordance with the Receivables Securitisation Agreement, the Servicer shall continue:

            (a) to be a grantor of credit to Obligors in respect of both Existing Receivables and Future Receivables that it has originated in its capacity as a Transferor; and

            (b) to manage the contractual relationship between each Transferor and its respective Obligors on the terms set out in the Card Agreements.

     2.1.2 Each Beneficiary, in its capacity as an absolute beneficial owner of the Trust Property in undivided shares (and without prejudice to the powers and duties of the Receivables Trustee under the Receivables Trust Deed and Trust Cash Management Agreement), hereby appoints RBS Cards, and RBS Cards agrees to act, as the Servicer for such Beneficiary under this Agreement. By its execution of a Supplement each Investor Beneficiary, inter alia, consents to RBS Cards acting as Servicer under this Agreement. By its execution of an Accession Notice each Additional Transferor as an additional Transferor Beneficiary, inter alia, consents to RBS Cards acting as Servicer under this Agreement.

     2.1.3 Any Additional Transferor may, if the relevant Accession Notice so specifies, be appointed by the Beneficiaries (on the same terms as set out in Clause 2.1.2), to carry out Servicing under this Deed (a "CO-SERVICER") in respect of Receivables assigned or held on trust by such Additional Transferor and, by its execution of a Supplement, each Investor Beneficiary, inter alia, consents to the appointment of Co-Servicers being made in accordance with this Clause 2.1.3. If any Accession Notice in respect of an Additional Transferor does not specify that such Additional Transferor is to be appointed a Co-Servicer then the Servicer shall be deemed to be appointed by the Beneficiaries to carry out all

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            Servicing as set out in this Deed as such Servicing may apply to such Additional Transferor.

     2.1.4 The Servicer and any Co-Servicer shall carry out all management functions (and such servicing and administration functions as may be necessary or desirable for the purposes of carrying out such management functions, including services described in the Prospectuses) in relation to the Receivables and (insofar as the interests of the Beneficiaries are affected) the Designated Accounts in accordance with the Card Guidelines and its customary and usual procedures and in accordance with normal market practice (so far as consistent with the Card Guidelines) and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such management (and servicing and administration) which it may deem necessary or desirable. Without prejudice to the generality of the foregoing, the Servicer's and (to the extent specified in the relevant Accession Notice) any Co-Servicer's management functions shall include:

            (a)  crediting and debiting Obligors' Accounts as appropriate;

            (b) monitoring payments by Obligors and notifying Obligors of overdue payments;

            (c) ensuring that the interests of the Beneficiaries are taken into account in making decisions regarding the granting of credit to Obligors;

            (d) determining whether any such Receivables should be charged-off in accordance with the Card Guidelines;

            (e) on the Servicer's or Co-Servicer's own behalf (for the purposes of enabling it to perform the management functions set out in this Clause 2.1), preparing and keeping its own records as regards all such matters (including in particular, but without limitation, the matters referred to in (c) and (d) above); and

            (f) making any filing, reports, notices, applications, registrations with, and seeking any consents or authorisations from any relevant securities or other authority as may be necessary or advisable to comply with any securities or reporting requirements and (to the extent authorised in the relevant Accession Notice) the Servicer and any Co-Servicer is hereby obliged, authorised and empowered to so make or seek.

            The Servicer and any Co-Servicer shall follow such instructions in regard to the exercise of its power and authority as the Beneficiaries, acting unanimously, may from time to time direct.

     2.1.5 On or before the Transfer Date for each Monthly Period in which any Designated Accounts are Defaulted Accounts, the Servicer, and any Co-Servicer (without limiting the generality of 2.1.4 above) shall notify the Beneficiaries of the balance of Receivables in such Defaulted Accounts. No fee will be charged for this.

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     2.1.6  Neither the Servicer nor any Co-Servicer shall be obliged to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Co-Servicer in connection with servicing other credit card receivables.

     2.1.7  The Servicer and any Co-Servicer shall:

            (a) within ten Business Days of the end of each Monthly Period provide to the Rating Agencies a Monthly Servicer's Report relating to the Receivables in the form attached as Schedule 1 hereto (including information listed in Part 6 of the Supplement) or in such other form as the Rating Agencies may from time to time agree with the Servicer and such Co-Servicer or in such other form as the Servicer and the Rating Agencies may from time to time agree; and

            (b) the Servicer and such Co-Servicer shall publish such Monthly Servicer's Report in such manner as agreed upon by the Servicer and the Rating Agencies.

     2.1.8 The Servicer and such Co-Servicer shall be entitled to receive from the Beneficiaries a fee with respect to the preparation and publication of each Monthly Servicer's Report in an amount to be agreed upon from time to time by the Beneficiaries and the Servicer and any Co-Servicer.

2.2  SERVICING COMPENSATION

     2.2.1 As full compensation for its servicing activities hereunder (with the exception of Clause 2.1.6 and 2.1.7) and as reimbursement for any expense incurred by it in connection therewith, the Servicer and any Co-Servicer shall be entitled to receive from the Beneficiaries (in each case solely to the extent of payments made by the Beneficiaries utilising Trust Property allocated with respect thereto as provided in this Agreement, the Receivables Trust Deed and Trust Cash Management Agreement and in any Supplement and subject to Clause 2.2.4) a servicing fee (the "SERVICING FEE") with respect to each Monthly Period, payable monthly on the related Transfer Date, in an amount equal to one-twelfth of the product of:

            (a) the weighted average of the Series Servicing Fee Percentages specified in each Supplement in respect of an outstanding Series, in each case weighted by the proportion that the Investor Interest of such Series bears to the Aggregate Investor Interest on the relevant Transfer Date (or, if RBS Cards is Servicer, such other percentage as shall be agreed between the Beneficiaries PROVIDED THAT (a) each Rating Agency has confirmed in writing that such proposed percentage will not result in a downgrade or withdrawal of its then current rating of any outstanding Related Debt and (b) the Beneficiaries have obtained an Opinion of Counsel that such proposed agreement to alter the percentage will not prejudice the Tax treatment of the Receivables Trust or the Beneficiaries); and

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            (b)  the average daily aggregate Outstanding Face Amount of
                 Principal Receivables during such Monthly Period.

            Any Co-Servicer shall be entitled to such portion of the Servicing Fee as shall be specified in the relevant Accession Notice pursuant to which such Co-Servicer is appointed.

     2.2.2 The portion of the Servicing Fee payable to the Servicer and any Co-Servicer which is to be met from payments made by the Investor Beneficiaries in respect of a particular Series with respect to each Monthly Period (the "INVESTOR SERVICING FEE" with respect to such Series) will be determined in accordance with the relevant Supplement.

     2.2.3 The portion of the Servicing Fee (the "TRANSFEROR SERVICING FEE") with respect to any Monthly Period not to be met from payments made by the Investor Beneficiaries of a particular Series pursuant to any related Supplement shall be paid by each Transferor Beneficiary to the extent of its pro rata share from the Transferor Finance Charge Amount and Transferor Acquired Interchange Amount or other Trust Property allocable to such Transferor Beneficiary on the related Transfer Date. In no event shall the Investor Beneficiaries of any Series be liable to the Servicer or any Co-Servicer for the share of the Servicing Fee with respect to any Monthly Period to be met from payments to be made by any Transferor Beneficiary from Trust Property allocated to such Transferor Beneficiary, PROVIDED, HOWEVER, that the amount of Transferor Servicing Fee to be paid by each Transferor Beneficiary in any Monthly Period shall not exceed its pro rata share of the aggregate amount of the Transferor Finance Charge Amount and Transferor Acquired Interchange Amount for such Monthly Period.

     2.2.4 With respect to any Monthly Period throughout which the Servicer is RBS Cards, any part of the Servicing Fee for such Monthly Period which would (apart from this Clause 2.2.4) be payable by RBS Cards in its capacity as Transferor Beneficiary shall not be payable (and an appropriate apportionment shall be made for any Monthly Period where RBS Cards is the Servicer for part only of such Monthly Period).

2.3  REPRESENTATIONS AND WARRANTIES OF THE SERVICER AND ANY CO-SERVICER

     (i) RBS Cards, as initial Servicer hereby makes, (ii) any Co-Servicer, by its appointment pursuant to the relevant Accession Notice, shall be deemed to make, and (iii) any Successor Servicer by its appointment hereunder shall make, the representations and warranties contained in Section (B) of the Fourth Schedule of the Master Framework Agreement (in the case of (ii) and (iii) with appropriate modifications to such representations and warranties as are necessary to reflect such Co-Servicer's or Successor Servicer's organisation) on which the Beneficiaries have relied in appointing RBS Cards as the initial Servicer and, whenever appropriate, such Co-Servicer or Successor Servicer.

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2.4  COVENANTS OF THE SERVICER AND ANY CO-SERVICER

     Each of the Servicer and any Co-Servicer make the covenants contained in Part B of Schedule 5 of the Master Framework Agreement.

3.   OTHER MATTERS RELATING TO THE SERVICER AND ANY CO-SERVICER

3.1  LIABILITY OF THE SERVICER AND ANY CO-SERVICER

     The Servicer and any Co-Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer or such Co-Servicer (as such obligations are specified in the relevant Accession Notice) in such capacity herein.

3.2  LIMITATION ON LIABILITY OF THE SERVICER, ANY CO-SERVICER AND OTHERS

     3.2.1 None of the directors, officers, employees or agents of the Servicer and any Co-Servicer shall be under any liability to the Beneficiaries, any Enhancement Provider or any other person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement, PROVIDED, HOWEVER, that this provision shall not protect the directors, officers, employees and agents of the Servicer or Co-Servicer against any liability which would otherwise be imposed by reason of fraud, wilful default, bad faith or gross negligence in the performance of duties hereunder.

     3.2.2 Except as provided in Clause 3.3, neither the Servicer nor any Co-Servicer shall be under any liability to the Beneficiaries or any other person for any action in its capacity as Servicer or Co-Servicer pursuant to this Agreement, PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any Co-Servicer against any liability which would otherwise be imposed by reason of fraud, wilful default, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement.

     3.2.3 The Servicer and any Co-Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising hereunder.

     3.2.4 The Servicer and any Co-Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties pursuant to this Agreement which in its reasonable opinion may involve it in any expense or liability.

3.3  SERVICER INDEMNIFICATION OF THE BENEFICIARIES

     The Servicer and any Co-Servicer shall indemnify and hold harmless the Beneficiaries from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any fraud, wilful misconduct or grossly negligent acts or omissions of the Servicer or Co-Servicer with respect to activities of the Beneficiaries pursuant to this Agreement, including, but not limited to any judgment, award, settlement, reasonable legal fees and other costs or expenses properly incurred in

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     connection with the defence of any actual or threatened action, proceeding or claim, PROVIDED, HOWEVER, that neither the Servicer nor any Co-Servicer shall:

     3.3.1 indemnify the Beneficiaries if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or wilful misconduct by the Beneficiaries or their agents;

     3.3.2 indemnify any Beneficiary for any liabilities, costs or expenses of the Receivables Trust with respect to any action taken by the Receivables Trustee at the request of any Beneficiary or any Series to which it belongs;

     3.3.3 indemnify any Beneficiary as to any losses, claims or damages incurred by it in its capacity as Beneficiary of the Receivables Trust, including without limitation, losses incurred as a result of Receivables in Defaulted Accounts; or

     3.3.4 indemnify the Beneficiaries for any liabilities, costs or expenses of the Beneficiaries (or their agents) arising under any Tax law (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Beneficiaries (or their agents) in connection herewith to any taxing authority.

     Any such indemnification shall be payable by the Servicer or Co-Servicer itself and not be payable from the Trust Property of the Receivables Trust. The provision of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

3.4  THE SERVICER OR ANY CO-SERVICER NOT TO RESIGN

     3.4.1 The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that:

            (a) the performance of its duties hereunder is no longer permissible under any Requirement of Law; and

            (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any Requirement of Law.

     3.4.2 Any such determination permitting the resignation of the Servicer shall be evidenced as to 3.4.1(a) by an Opinion of Counsel and as to 3.4.1(b) by an Officer's Certificate, each to such effect delivered to the Beneficiaries.

     3.4.3 No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Clause 4.5.

     3.4.4  No Co-Servicer shall resign except either

            (a) in the circumstances and subject to the requirements set out with respect to the Servicer in Clause 3.4.1; or

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            (b)  where the obligations of such Co-Servicer are wholly assumed from the time of such resignation by the Servicer or another Co-Servicer.

3.5  ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES

     3.5.1 The Servicer and any Co-Servicer shall provide to the Beneficiaries access to the documentation regarding the Designated Accounts and the Receivables in such cases where the Beneficiaries (or any person acting on their behalf) are required:

            (a)  by any Relevant Document; or

            (b)  by any applicable statutes or regulations

            to review such documentation.

     3.5.2 Such access shall be afforded by the relevant Servicer or Co-Servicer without any charge (apart from the Servicing Fee provided for in Clause 2.2) but only:

            (a)  upon reasonable request;

            (b)  during normal business hours;

            (c) subject to the Servicer's or Co-Servicer's normal security and confidentiality procedures; and

            (d) at offices in the United Kingdom designated by the Servicer or Co-Servicer.

     3.5.3 On or before the twentieth Business Day (or within such period as may otherwise be agreed between the Servicer or Co-Servicer, as the case may be, and the Receivables Trustee) following a request in writing from the Receivables Trustee, on behalf of the Beneficiaries, to the Servicer or Co-Servicer (as applicable), the Servicer and any Co-Servicer agrees to deliver (to the extent permitted by applicable law) a computer file or microfiche list containing a true and complete list of all Designated Accounts each identified by a specific number identifying such Designated Account PROVIDED HOWEVER, that the Receivables Trustee on behalf of the Beneficiaries may not request such list or information more than once during any calendar year unless an Insolvency Event has occurred and is subsisting, in which case such request may be made at any time with reasonable frequency.

     3.5.4 As soon as reasonably practicable following the acceptance by the Receivables Trustee of any Offer of Receivables on Future Accounts, and, pursuant to the terms of the Offer, the delivery by the relevant Transferor or Additional Transferor, as the case may be, to the Receivables Trustee of a computer file or microfiche list containing a list of all New Designated Accounts as at a particular Additional Selection Date, the Servicer or Co-Servicer shall deliver to the Receivables Trustee, to the extent permitted by applicable law, a report:

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                 (i)   setting forth the Receivables balance of each such
                       Account as of the relevant Additional Selection Date;

                 (ii) identifying the Eligible Receivables and Ineligible Receivables comprised in the Existing Receivables under each New Designated Account on the Additional Selection Date;

                 (iii) in respect of the Eligible Receivables identified
                       pursuant to (ii) above, setting forth:

                       (1)  the aggregate amount of such Eligible Receivables;

                       (2) the total Outstanding Face Amount of the Principal Receivables comprised in such Eligible Receivables; and

                       (3) the total outstanding balance of the Finance Charge Receivables comprised in such Eligible Receivables;

                       in each case as at the Additional Selection Date; and

                 (iv) in respect of the Ineligible Receivables identified pursuant to (ii) above, setting out the aggregate amount of the Ineligible Receivables comprised in the Existing Receivables.

     3.5.5 To the extent permitted by applicable law, the Transferors and any Additional Transferors shall cooperate fully with the Servicer and any Co-Servicer in connection with, and provide all information reasonably required to satisfy, the obligations of the Servicer or any Co-Servicer as set out in this Agreement.

     3.5.6 Nothing in this Clause 3.5 shall derogate from the obligation of each Transferor Beneficiary, the Beneficiaries, the Servicer or any Co-Servicer to observe any Requirement of Law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer or any Co-Servicer to provide access as provided in this Clause 3.5 as a result of such obligations shall not constitute a breach of this Clause 3.5.

3.6  DELEGATION OF DUTIES

     3.6.1 In the ordinary course of business, the Servicer and any Co-Servicer may at any time delegate any duties hereunder to any person who agrees to conduct such duties in accordance with the Card Guidelines.

     3.6.2 No delegation made pursuant to Clause 3.6.1 shall relieve the Servicer or Co-Servicer of its liabilities and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Clause 3.4 hereof.

     3.6.3 If any delegation made pursuant to Clause 3.6.1 is to a party other than RBS or any of its Affiliates, FDR, Experian or Graphic Data, the relevant Servicer or Co-Servicer shall give notification thereof to each Rating Agency.

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3.7  EXAMINATION OF RECORDS

     3.7.1 The Servicer or, if applicable, any Co-Servicer shall identify in its systems those Receivables created in connection with the Designated Accounts which have been assigned to or are held on trust for the Receivables Trustee.

     3.7.2 The Servicer or Co-Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer or other records to determine whether such receivable is a Receivable assigned, or purported to be assigned to or held on trust for the Receivables Trustee.

     3.7.3 The Servicer or Co-Servicer shall not sell or transfer to third parties any Receivable assigned or purported to be assigned to, or held on trust for, the Receivables Trustee in accordance with Clause 7 of the RSA (Redesignation and Removal of Accounts).

4.   SERVICER DEFAULTS

4.1  SERVICER DEFAULTS

     The occurrence and continuation of any one of the following events shall constitute a servicer default (a "SERVICER DEFAULT"):

     4.1.1 failure on the part of the Servicer or any Co-Servicer duly to observe or perform in any respect any of the covenants or agreements of the Servicer or Co-Servicer set forth in the Master Framework Agreement or any Relevant Document which has, in the opinion of the Beneficiaries, a Material Adverse Effect on the interests of the Beneficiaries as a whole or of the Investor Beneficiaries of any Applicable Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or, if applicable, any Co-Servicer by Investor Beneficiaries representing in aggregate more than one-half of the aggregate Investor Interests of any Applicable Series adversely affected thereby (copied to the Receivables Trustee) and continues to have a Material Adverse Effect on the interests of an Investor Beneficiary of any Applicable Series for such period;

     4.1.2 delegation by the Servicer or any Co-Servicer of its duties under this Agreement to any other entity, except as permitted by Clause 3.6;

     4.1.3 any relevant representation, warranty or certification made by the Servicer or any Co-Servicer in the Master Framework Agreement or in any certificate delivered pursuant hereto proves to have been incorrect when made and which has a Material Adverse Effect on the interests of the Investor Beneficiaries of any Applicable Series and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or, if applicable, any Co-Servicer by an Investor Beneficiary or Investor Beneficiaries representing in aggregate more than one-half of the aggregate Investor Interests of any Applicable Series affected thereby (copied to the Receivables Trustee) and continues to have a Material Adverse Effect on the interests of an Investor Beneficiary of any Applicable Series affected for such period;

     4.1.4 the Servicer or any Co-Servicer shall consent to or take any corporate action relating to the appointment of a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or relating to all or substantially all of its revenues and assets;

     4.1.5 an order of the court is made for the winding-up, dissolution, administration or reorganisation (except for a solvent re-organisation) of the Servicer or any Co-Servicer and such order shall have remained in force undischarged or unstayed for a period of 60 days;

     4.1.6 a receiver, administrator, administrative receiver, liquidator, trustee or similar officer is legally and validly appointed over the Servicer or any Co-Servicer or relating to all of the Servicer or any Co-Servicer's revenues and assets;

     4.1.7 a duly authorised officer of the Servicer or any Co-Servicer shall admit in writing that the Servicer or such Co-Servicer is unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act 1986; or

     4.1.8 the Servicer or such Co-Servicer makes a general assignment for the benefit of or a composition with its creditors or voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.

4.2  EFFECT OF SERVICER DEFAULT

     4.2.1 So long as any Servicer Default shall not have been remedied within the applicable grace period (if any), the Beneficiaries acting together or (as the case may be) the Investor Beneficiaries representing in aggregate more than 66 2/3% of the Aggregate Investor Interest may, by serving a notice then given in writing to the Servicer or, if applicable, the Co-Servicer (copied to the Receivables Trustee) (a "TERMINATION NOTICE"), terminate all of the rights and obligations of the Servicer and any Co-Servicer as Servicer or, as the case may be, Co-Servicer under this Agreement.

     4.2.2 For the avoidance of doubt, any Termination Notice given in accordance with this Clause 4.2 shall terminate the appointment of both the Servicer and any Co-Servicer regardless of which entity was the subject of the Servicer Default.

4.3  NOTIFICATION OF SERVICER DEFAULT

     Within two Business Days after the Servicer or any Co-Servicer becomes aware of any Servicer Default, the Servicer or such Co-Servicer shall give prompt written notice thereof to each Beneficiary, each Rating Agency, the Receivables Trustee and any Enhancement Provider.

4.4  FORCE MAJEURE

     4.4.1  No delay in or failure of performance referred to in Clauses 4.1.1,
            4.1.2 or 4.1.3 for a period of 60 Business Days, shall constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer or Co-Servicer, as the case may be, and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power cuts or similar causes.

     4.4.2 Nothing in Clause 4.4.1 above shall relieve the Servicer or Co-Servicer from its obligation to use reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and any relevant agreement.

     4.4.3  Upon the occurrence of any of the conditions referred to in Clause
            4.4.1 above, the Servicer or, as the case may be, the Co-Servicer shall provide each of the Transferor, any Additional Transferor, each Beneficiary and any Enhancement Provider with an Officer's Certificate giving prompt notice of such failure or delay, together with a description of the cause of such failure or delay and the efforts made by such Servicer or Co-Servicer to perform its obligations hereunder.

4.5  EFFECT OF TERMINATION NOTICE

     4.5.1 After receipt by the Servicer or any Co-Servicer of a Termination Notice pursuant to Clause 4.2, and on the date that a Successor Servicer shall have been appointed by the Beneficiaries pursuant to Clause 4.6, all authority and power of the Servicer and any Co-Servicer under this Agreement shall pass to and be vested in a Successor Servicer.

     4.5.2 In order to secure the performance of the Servicer or any Co-Servicer with respect to the appointment of a Successor Servicer, each Beneficiary is hereby irrevocably appointed by way of security attorney of the Servicer and any Co-Servicer and is authorised and empowered (upon the failure of the Servicer or any Co-Servicer to cooperate in a timely manner) to execute and deliver, on behalf of such Servicer or Co-Servicer, all documents, records and other instruments upon the failure of the Servicer or Co-Servicer to execute or deliver such documents, records or instruments, and to do and accomplish all other acts or things necessary or appropriate to transfer of servicing rights and obligations to such Successor Servicer.

     4.5.3 The Servicer and, by its execution of the relevant Accession Notice, any Co-Servicer agrees to use all reasonable efforts and cooperate with the Beneficiaries and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer and any Co-Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor

            Servicer of all authority of the Servicer and any Co-Servicer to service the Receivables provided for under this Agreement.

     4.5.4 The Servicer and any Co-Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request.

     4.5.5 To the extent that compliance with this Clause 4.5 shall require the Servicer or any Co-Servicer to disclose to the Successor Servicer information of any kind which the Servicer or such Co-Servicer reasonably deems to be confidential, the Beneficiaries shall procure that the Successor Servicer enter into such customary licensing and confidentiality agreements as the Servicer or Co-Servicer shall deem reasonably necessary to protect its interests and the Servicer shall not be obliged to disclose any such confidential information until such licensing and confidentiality agreements have been entered into.

     4.5.6 The Servicer and any Co-Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under any Enhancement with respect to any Beneficiaries to the Successor Servicer.

     4.5.7 Upon the termination of the appointment of the Servicer and any Co-Servicer pursuant to this Clause 4.5, any amounts in respect of Collections of Receivables constituting Trust Property and any other Trust Property in the possession of the Servicer or Co-Servicer (or coming into the possession of the Servicer or Co-Servicer at any time thereafter) shall be held on trust by the Servicer or Co-Servicer for and to the order of the Beneficiaries.

4.6  APPOINTMENT OF SUCCESSOR

     4.6.1 On and after the receipt by the Servicer or, as the case may be, any Co-Servicer of a Termination Notice pursuant to Clause 4.2, such Servicer or Co-Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Beneficiaries in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Beneficiaries, until a date mutually agreed upon by the Servicer, any Co-Servicer and the Beneficiaries.

     4.6.2 The Beneficiaries shall, as promptly as possible after the giving of a Termination Notice, appoint a successor servicer (the "SUCCESSOR SERVICER") which shall at the time of its appointment as Successor Servicer be an Eligible Servicer, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Beneficiaries.

     4.6.3 The Beneficiaries shall notify each Rating Agency of such termination of the appointment of the Servicer and any Co-Servicer and the appointment of any Successor Servicer.

     4.6.4 The Beneficiaries may obtain bids for the proposed sale of the Receivables constituting Trust Property from any potential successor servicer. If the Beneficiaries are unable to obtain any bids from any potential successor servicer and the Servicer or, if applicable, any Co-Servicer delivers an Officer's Certificate to the effect that they cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, then the Beneficiaries shall notify each Enhancement Provider of the proposed sale of the Receivables and shall allow each such Enhancement Provider to bid to purchase the Receivables and shall offer the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Beneficiaries, but in no event less than an amount equal to the Aggregate Investor Interest on the date of such purchase plus all interest accrued but unpaid on all Related Debt and Enhancement at the rate thereof up to and including the date of such purchase. The proceeds of such sale shall be deposited in the Trust Accounts, for distribution to the Beneficiaries in accordance with the provisions of the Receivables Trust Deed and Trust Cash Management Agreement and the applicable Supplement.

     4.6.5 Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer and any Co-Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer and any Co-Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer and any Co-Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each agreement relating to Enhancement.

     4.6.6 In connection with such appointment and assumption, the Beneficiaries shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer, as they and such Successor Servicer shall agree PROVIDED, HOWEVER, that no such compensation payable in connection with services provided under this Agreement shall be in excess of the Servicing Fee permitted to the Servicer and any Co-Servicer pursuant to Clause 2.2.

     4.6.7 All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon dissolution of the Receivables Trust pursuant to Clause 6.3 or Clause 8.1 of the Receivables Trust Deed and Trust Cash Management Agreement and shall pass to and be vested in RBS unless for any reason this should be legally impossible.

     4.6.8 In order to secure the performance by the Successor Servicer of the matters referred to in Clause 4.6.9 below, as a condition precedent to its appointment as

            Successor Servicer, the Successor Servicer shall irrevocably and by way of security appoint RBS attorney of such Successor Servicer and authorise and empower RBS to execute and deliver, on behalf of the Successor Servicer, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the transfer of servicing rights described in Clause 4.6.7.

     4.6.9 The Successor Servicer agrees to cooperate with RBS in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables constituting Trust Property. The Successor Servicer shall transfer its electronic records relating to the Receivables constituting Trust Property to RBS in such electronic form as RBS may reasonably request and shall transfer all other records, correspondence and documents to RBS in the manner and at such times as RBS shall reasonably request. To the extent that compliance with this Clause 4.6 shall require the Successor Servicer to disclose to RBS information of any kind which the Successor Servicer deems to be confidential, RBS shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interest.

4.7  WAIVER OF PAST DEFAULTS

     Any Beneficiary which is adversely affected by any default by the Servicer or any Co-Servicer, any Transferor or any Additional Transferor may, with the prior written consent of all the other Beneficiaries, waive in writing any default by such Servicer, such Co-Servicer, such Transferor or such Additional Transferor in the performance of its obligations hereunder or in any Relevant Document and its consequences, except a default in making any required deposits or payments of interest or principal relating to the relevant Series. Upon any such waiver of a past default, such default shall be deemed not to have occurred. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

5.   MISCELLANEOUS PROVISIONS

5.1  AMENDMENT

     5.1.1 This Agreement may be amended in writing by the Servicer, any Co-Servicer and each Transferor Beneficiary, with the prior written consent of each person who is a Beneficiary at the time of such amendment, PROVIDED HOWEVER that each Rating Agency shall have notified each Transferor Beneficiary, the Servicer, any Co-Servicer and the Investor Beneficiaries in writing that such amendment will not result in a reduction or withdrawal of the rating of any outstanding Related Debt (in relation to which it is a Rating Agency).

     5.1.2 Promptly after the execution of any such amendment, the Beneficiaries shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for any Related Debt outstanding in respect of any Applicable Series adversely affected by such amendment.

5.2  PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST PROPERTY

     5.2.1 The Servicer and any Co-Servicer shall cause this Agreement, all amendments hereto and/or the Receivables Trust Deed and Trust Cash Management Agreement and/or the RSA and any other necessary documents relating to the right, title and interest to the Trust Property of the Beneficiaries and the Receivables Trustee to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Beneficiaries or the Receivables Trustee, as the case may be, to all property comprising the Trust Property.

     5.2.2 The Servicer or any Co-Servicer shall deliver to the Beneficiaries file-stamped copies of, or filing receipts for, any document recorded, registered or filed in accordance with Clause 5.2.1, as soon as available following such recording, registration or filing.

     5.2.3 The Transferors and any Additional Transferor shall cooperate fully with the Servicer and any Co-Servicer in connection with, and shall execute any and all documents reasonably required to satisfy, the obligations set out in Clauses 5.2.1 and 5.2.2.

     5.2.4 The Servicer and any Co-Servicer will give the Beneficiaries prompt written notice of any relocation of any office from which it services Receivables assigned or purported to be assigned to or held on trust for the Receivables Trustee or keeps records concerning such Receivables or of its principal executive office.

5.3  GOVERNING LAW AND JURISDICTION

     5.3.1  GOVERNING LAW

            This Agreement shall be governed by, and construed in accordance with the laws of England without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     5.3.2  JURISDICTION

            (a) Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement, and for such purposes, irrevocably submit to the exclusive jurisdiction of such courts.

            (b) Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England referred to in Clause 5.3.2(a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

            (c) Any Successor Servicer or Co-Servicer (if it is not incorporated in England) shall, in the document appointing such Successor Servicer or Accession Notice in relation to such Co-Servicer, appoint some person in England to accept service of any process on its behalf and shall further undertake to the other parties hereto that it will at all times during the continuance of its appointment as Successor Servicer or Co-Servicer, as the case may be, maintain the appointment of some person in England as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purposes of any suit, action or proceeding in the courts of England shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to such other address in England as it may notify to the parties hereto).

5.4  NOTICES

     5.4.1 Unless otherwise stated herein, each communication or notice to be made hereunder shall be made in writing and may be made by telex, facsimile or letter.

     5.4.2 Any communication, notice or document to be made or delivered by any one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the other parties hereto specified another address) be given in accordance with Clause 16 of the Master Framework Agreement

5.5  SEVERABILITY OF PROVISIONS

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the Beneficiaries of the Receivables Trust.

5.6  ASSIGNMENT

     Notwithstanding anything to the contrary contained herein or in the Master Framework Agreement, (except as provided in paragraph 7 of Schedule 5(B) of the Master Framework Agreement) , the benefit of this Agreement may not be assigned by the Servicer or any Co-Servicer without the prior consent of Investor Beneficiaries representing in aggregate 66 2/3% of the Aggregate Investor Interest of each Applicable Series.

5.7  FURTHER ASSURANCE

     Each of The Royal Bank of Scotland plc, the Servicer and, by its execution of the relevant Accession Notice, any Co-Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Investor Beneficiaries more fully to effect the purposes of this Agreement.

5.8  NO WAIVER; CUMULATIVE REMEDIES

     No failure to exercise and no delay in exercising, on the part of the Investor Beneficiaries or any Enhancement Provider, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

5.9  COUNTERPARTS

     This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

5.10 ACTIONS BY BENEFICIARIES

     5.10.1 Wherever this Agreement provides that an action may be taken or a notice, demand or instruction given by an Investor Beneficiary, such action, notice, demand or instruction may be taken or given by any person directed by the Investor Beneficiaries, and any such action, notice, demand or instruction shall be deemed to be effective, if taken or given by such agent (if so appointed and directed) for all purposes as if the same had been taken or given by the Investor Beneficiaries. For the avoidance of doubt, such person may include the Receivables Trustee acting in its capacity as trustee of the Receivables Trust.

     5.10.2 Any request, demand, authorisation, direction, notice, consent, waiver or other act by a Beneficiary shall bind each and every successor of such Beneficiary.

5.11 VOTING BY INVESTOR BENEFICIARIES

     Wherever provision is made in this Agreement for voting by Investor Beneficiaries, each Investor Beneficiary (including any Investor Beneficiary who acts in such capacity in respect of more than one Series) shall be entitled to one vote in respect of each [GBP]1 of that Investor Beneficiary's Investor Interest but shall not be obliged to exercise such votes (or any of them) or to cast all of the votes exercised the same way.

IN WITNESS WHEREOF, the Investor Beneficiary, the Servicer and the Transferor Beneficiaries have caused this deed to be duly executed and amended and restated and it is intended and is hereby delivered in Jersey by their duly authorised representatives on 28 September 2000.

                                   SCHEDULE 1

                        FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number: 11831

RBS/RBSA Credit Card Trust I Series [{circle}]

ABS - Credit Card - Bank, Closing Date: [{circle}]

AS OF:

RATING BALANCE($000) POOL

TRANCHE   CURRENT   ORIGINAL   ORIGINAL   CURRENT   FACTOR   COUPON%

Class A
Class B
Class C

Analyst:
Telephone:
Pay Frequency:     Quarterly
Currency:          US$
Rev Per Ends:
Expected Mat.:
Structure:         Sr/sub Seq Pay
Tax Election:      Debt
Amort. Type:       Soft Bullet
Transferor         The Royal Bank of Scotland plc/RBS Advanta Limited
Originator:        The Royal Bank of Scotland plc/RBS Advanta Limited
Servicer:          RBS Cards, a division of The Royal Bank of Scotland plc
Trustee:           Bank of New York (The)
Underwriter:       RBS/SS

NOTES:

1.   The class A coupon equals [{circle}]

2.   The class B coupon equals [{circle}]

3.   The class C coupon equals [{circle}]

POOL PERFORMANCE

   Charge off       Base Spread to Transferor     Min Transferor
------------------------------------------------------------------
MONTH-END   RATE    YIELD   RATE   BASE RATE*    PERCENT   PERCENT








* 3-mo avg.,annual rate

DELINQUENCIES

                    (% OF POOL)               PRIN PAY POOL BAL
-----------------------------------------------------------------
MONTH-END   35 DAYS   65 DAYS   95+ DAYS    TOTAL   RATE   ($MIL)








COLLATERAL INFORMATION

(AS OF:03/26/99)

Seasoning:   0-6 mos. [{circle}]    6-12 mos [{circle}]    12-24 mos. [{circle}]
             24-36 mos. [{circle}]  36-48 mos. [{circle}]  48-60 mos. [{circle}]
             61-72 mos.             72+ mos.
Geog. Conc.: [{circle}]
Avg Act Bal: [{circle}]
# Of Accts:  [{circle}]
Interchange  [Yrs/No.]

ORIGINATOR PORTFOLIO

           AVG RECS  TOTAL  GROSS  TOT. PAY

YEAR END

           ($MIL)   DELINQ(%)   CHARGE-OFFS(%)   RATE(%)   YIELD(%)








*  Through March


SUPPORTING CREDITS

CREDIT

TYPE OF SUPPORT

CLASS       SUPPORTING CREDIT    ($000)    (%)
-----------------------------------------------------
Class A:
Class B:    SR/SUB
Class C:    SR/SUB
Class B:
Class C:    SR/SUB

INVESTOR BENEFICIARY

Executed as a deed by JULIA CHAPMAN         )
on behalf of                                )    JULIA CHAPMAN
RBS CARDS SECURITISATION FUNDING LIMITED    )
in the presence of   MARIA YANG             )


Name: /s/ Julia Chapman                               PROCESS AGENT:
Title                                      Clifford Chance Secretaries Limited
Address:                                   200 Aldersgate Street
                                           London EC1A 4JJ


SERVICER AND FIRST TRANSFEROR BENEFICIARY


Executed as a deed on behalf of             )
THE ROYAL BANK OF SCOTLAND PLC              )
by its duly authorised attorney             ) LUCINDA CLAYTON
in the presence of:   MARIA YANG            )


Name: /s/ Lucinda Clayton
Title:
Address:


SECOND TRANSFEROR BENEFICIARY


Executed as a deed on behalf of             )
RBS ADVANTA                                 )
by its duly authorised attorney             ) LUCINDA CLAYTON
in the presence of:   MARIA YANG            )


Name: /s/ Lucinda Clayton
Title:
Address: